EMPLOYMENT AGREEMENT

     THIS AGREEMENT entered into as of the 2nd day of December, 1996 (date hereof) by and between Video Lottery Technologies, Inc., (the "Company"), and Richard M. Haddrill, an individual (the "Executive") (hereinafter collectively referred to as "the parties").

     WHEREAS, the Company and the Executive desire to establish an employment relationship on the terms set forth herein, which shall (except to the extent expressly provided herein) supersede and replace those set forth in that certain Employment Agreement dated as of November 1, 1994 by and between the Company and the Executive (the "Prior Employment Agreement"),

     NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:


     1. Employment Term.  Subject to the terms and provisions of this Agreement,
        ---------------
the Company hereby agrees to employ the Executive and Executive hereby agrees to be employed by the Company for the period commencing on the date hereof and ending on January 1, 1999, unless terminated sooner as hereinafter provided (the "Employment Term").

     2. Duties. During the Employment Term the Executive shall serve as ------ President of the Company. The Executive shall perform such services and duties as are incident to such position and such other duties as determined from time to time by the Board of Directors of the Company (the "Board") which are consistent with such position. All officers of the Company and its subsidiaries shall report to the Executive, and the Executive shall have the authority, consistent with guidelines adopted by the Board, to hire, terminate and determine the compensation of such officers and other employees of the Company and such subsidiaries. The Executive's duties shall include, without additional compensation, the performance of similar services for any Affiliates (as defined below) of the Company as may be reasonably requested by the Board from time to time. The Executive shall devote his full business time, attention and skills to the performance of such duties, services and responsibilities, and will use his best efforts to promote the interests of the Company. The Executive will not, without the prior written approval of the Board, engage in any other business activity which would interfere with the performance of his duties, services and responsibilities hereunder or which is in violation of policies established from time to time by the Company and provided to the Executive; provided, however, that Executive may manage his personal finances and investments. The Executive may participate in civic and charitable activities and serve on Boards of Directors to the extent they do not affect the Executive's ability to perform his duties as an officer of the Company provided they are approved by the Chairman of the Board in advance, which approval will not be unreasonably withheld. An "Affiliate" of the Company shall mean any entity, whether a corporation, firm, partnership or other legal entity or business unit or division that directly or indirectly is controlled by the Company, including, but not limited to, Automated Wagering International, Inc., Video Lottery Consultants Inc. and United Wagering Systems International, Inc., or their successors. The Executive's principal place of employment shall be located, at the discretion of the Executive, in either the greater Bozeman, Montana or the greater

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Las Vegas,  Nevada  metropolitan  area and the  Company  shall not  require  the
Executive to relocate from such area without the Executive's prior written consent.

     3.  Compensation.  In order to induce the Executive to become  President of
         ------------
the Company and in consideration of the performance by the Executive of the Executive's obligations during the Employment Term (including any services as an officer, director, employee, member of any committee of the Company, or otherwise), the Company will:

          (a) during the Employment Term pay the Executive a salary (the "Base Salary") at an annual rate of not less than $240,000 for each of the twelve- month periods ending December 31, 1997 and December 31, 1998, and $74,959 for the period commencing September 9, 1996 and ending December 31, 1996, payable in accordance with the normal payroll practices of the Company then in effect for other officers of the Company. The Board shall have the authority, in its sole discretion, to increase, but not decrease, such Base Salary and will review it in conjunction with a significant change in the scale and scope of the Executive's duties;

          (b) pay the Executive an earned bonus of $150,000 for 1996 payable on January 2, 1997;

          (c) during the Employment Term and for the twelve-month periods ending December 31, 1997 and 1998, pay the Executive annual bonuses of amounts up to $450,000 and $504,000 for each respective twelve-month period if financial or other performance criteria related to the Company and its businesses are attained, which criteria shall be subject to reasonable agreement by the Executive that they are appropriate in connection with performance-based criteria for the President and other senior management of the Company and shall be proposed by the Executive no later than December 31 of each such year and approved or modified by the Board no later than the following February 15;

          (d) award the Executive as of the date hereof restricted stock of 30,000 shares of the Company's common stock, of which one-third of such shares shall fully vest on September 9, 1997, one-third of such shares shall fully vest on September 9, 1998, and one-third of such shares shall fully vest on September 9, 1999 (unless the Executive's employment hereunder shall have been terminated for any reason prior to such vesting, in which case all unvested shares of such restricted stock shall be forfeited; provided, however, that upon the occurrence of a "change in control" as defined in the Company's 1994 Stock Incentive Plan (the "Plan") (which Plan shall not be amended inconsistent with this Agreement), all restrictions on such restricted stock shall lapse immediately and no such stock shall be forfeited regardless of whether the Executive remains an employee of the

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



               Company); provided, however, that the Company and the Executive acknowledge and agree that, pursuant to the Prior Employment Agreement, the Company awarded to the Executive restricted stock of 70,000 shares of the Company's common stock, of which 17,500 shares fully vested on November 1, 1995, 17,500 shares fully vested on November 1, 1996 and an additional 17,500 shares shall fully vest on each of November 1, 1997 and November 1, 1998 (unless the Executive's employment hereunder shall have been terminated for any reason prior to such vesting, in which case all unvested shares of such restricted stock shall be forfeited; provided, further, that upon the occurrence of a "change in control" as defined in the Plan, all restrictions on such restricted stock shall lapse immediately and no such stock shall be forfeited regardless of whether the Executive remains an employee of the Company); and

          (e) as of the date hereof, grant the Executive options to purchase an aggregate of 140,000 shares of the Company's common stock (70,000 of which shall be fully vested as of the date hereof, 35,000 of which shall vest on November 1, 1997 and 35,000 of which shall vest on November 1, 1998, unless the Executive's employment hereunder shall have been terminated prior to such vesting, in which case, (i) if the Executive's employment shall have been terminated by the Company for Cause or by the Executive other than for Good Reason, then all unvested options shall be forfeited, and (ii) in all other cases all unvested options shall be subject to Section 8 of this Agreement; provided, however, that upon the occurrence of a "change in control" as defined in the Plan, all stock options shall become immediately and fully exercisable and any termination of the Executive's employment shall not affect his right to exercise such options for a period of at least 90 days after such termination, it being understood that, in the event of the liquidation or dissolution of the Company or a merger or consolidation of the Company (a "Transaction"), the options shall continue in effect in accordance with their terms and the Executive shall be entitled to receive in respect of each share subject to any outstanding stock option granted to him pursuant to this Agreement, upon exercise of any such option, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a share of the Company's common stock was entitled to receive in the Transaction in respect of a share), with an exercise price equal to the average of the opening and closing prices of such common stock on the date hereof. (Each option shall have a term of ten years from the date of grant and shall be granted under and subject to the terms of the Plan and shall be incentive stock options within the meaning of Section 422 of the Internal Revenue Code.) Notwithstanding the foregoing provisions of this Section 3(e) and the provisions of Section 22 hereof, the Company and the Executive acknowledge and agree that the

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



               Company granted to the Executive pursuant to the Prior Employment Agreement options (the "Old Options") to purchase an aggregate of 140,000 shares of the Company's common stock, which Old Options shall continue to be governed by the terms and conditions of the Prior Employment Agreement; provided, however, that in no event shall the exercise prices of the Old Options be reduced or modified.

     4. Benefits. During the Employment Term, the Executive shall be entitled to
        --------
participate in any employee benefit plans (including, but not limited to, any life insurance, disability, medical, dental, hospitalization, savings, retirement and other benefit plans of the Company) then in effect for executive officers and receive any other fringe benefits that the Company then provides to executive officers of the Company to the extent the Executive meets the eligibility requirements for any such plan or benefit. The Company will pay the November, 1996 premium (approximately $27,000) for the Executive's split dollars life insurance policy now in effect and subject to assignment to the Company of benefits from the policy equal to the premium paid by the Company of such policy. (Notwithstanding the foregoing, the Company shall have no obligation other than that set forth in Section 3 to provide the Executive stock-based compensation or to pay the Executive any bonuses or other incentive or performance-based compensation). In addition, during the Employment Term, the Company shall provide the Executive with such other perquisites reasonably requested by the Executive and customarily provided to senior officers of companies comparable in size to the Company.

     5.  Reimbursements  for Business  Expenses.  Subject to  compliance  by the
         --------------------------------------
Executive with such policies regarding expenses and expense reimbursement as may be adopted from time to time by the Company, during the Employment Term, the Executive is authorized to incur reasonable expenses in the performance of his duties hereunder in the furtherance of the business of the Company and the Company shall reimburse the Executive for all such reasonable expenses. In addition, the Company shall promptly reimburse the Executive for all actual out of pocket expenses incurred by the Executive in connection with his consideration of employment with the Company, including, but not limited to, up to $4,000 in respect of reasonable legal, accounting and financial advisory fees and expenses incurred by the Executive in connection therewith and with the negotiation of this Agreement. In addition, the Executive may request reimbursement of actual expenses in excess of the foregoing and the Company shall not unreasonably refuse any such request.

     6. Vacations. During the Employment Term the Executive shall be entitled to
        ---------
paid vacations in accordance with the policies of the Company in effect from time to time; provided that the Executive shall be entitled to at least four weeks paid vacation during each year of the Employment Term.

     7.  Termination.  The  Executive's  employment  hereunder may be terminated
         -----------
under the following circumstances:

          (a) Death. The Executive's employment hereunder shall be terminated

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

automatically upon the Executive's death.

          (b) Disability. The Company may terminate the Executive's employment after having established the Executive's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties under this Agreement for one hundred and eighty (180) consecutive days or for two hundred and ten (210) days during any twelve (12) month period or for two hundred and seventy (270) days during any twenty-four (24) month period.

          (c) Cause. The Company may terminate the Executive's employment for "Cause." A termination for Cause is a termination evidenced by a finding adopted in good faith by the Board that the Executive (i) willfully and continually failed to substantially perform his duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness) and such failure continues after written notice to the Executive providing a reasonable description of the basis for the determination that the Executive has failed to perform his duties, (ii) indicted for a criminal offense other than misdemeanors not disclosable under the federal securities laws, (iii) has breached this Agreement in any material respect and such breach is not susceptible to remedy or cure or has not already materially damaged the Company, or is susceptible to remedy or cure and no such damage has occurred, is not cured or remedied reasonably promptly after written notice to the Executive providing a reasonable description of the breach, (iv) engaged in conduct to the material detriment of the Company that is dishonest, fraudulent, unlawful or grossly negligent or which is not in compliance with the Company's Code of Conduct or similar applicable set of standards or conduct and business practices set forth in writing and provided to the Executive prior to such conduct, or (v) any regulatory authority, gaming commission, lottery agency or similar authority in any jurisdiction in which the Company is conducting business or intends to submit a proposal or conduct business finds the Executive unsuitable or unfit to continue to act as a representative, officer, director or employee of the Company, the Company has received notice from such authority of such a finding or the Executive fails to file appropriate applications with, provide requested information to, or otherwise fails to cooperate with, any such authority. No act, nor failure to act, on the Executive's part, shall be considered "willful" for purposes of (i) above unless he has acted or failed to act with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Executive after Notice of Termination is given by the Executive shall constitute Cause for purposes of this Agreement. Termination for Cause shall be by action of the Chairman of the Board after giving the Executive and his legal advisors an opportunity to meet with the Chairman of the Board, contest the basis for termination, and to demonstrate that the Executive's continued employment is in the best interests of the Company. In addition, the Company may require that the Executive take a paid leave of absence if the Chairman of the Board determines that there is a reasonable basis to believe that a regulatory authority, gaming commission, lottery agency or similar authority may likely find the Executive unsuitable or unfit or there are serious concerns regarding the honesty, integrity or possible misconduct of the Executive. During the leave of absence the Executive will be entitled to demonstrate to the Chairman of the Board that such

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



concerns are unfounded. However, if at any time following three months after the start of the leave of absence, the Chairman of the Board reasonably determines that a continuation of the Executive's employment will jeopardize the good standing of the Company with any such authority, commission or agency, the Company may terminate the Executive for Cause.

          (d) (1) Good Reason. The Executive may terminate his employment for "Good Reason." As used in this Section 7(d), the term "Company" shall also refer to its successor entity or any entity which has acquired control of the Company. For purposes of this Agreement, Good Reason shall mean the occurrence of any of the events or conditions described in Subsections (i) through (viii) hereof:

          (i) the Executive determines prior to December 2, 1997 to terminate his employment;

          (ii) the Executive is no longer serving as President of the Company, the Executive is directed to report to other than the Chairman of the Board, or the assignment to the Executive of any duties or responsibilities which are inconsistent with the status, title, position or responsibilities of such position (which assignment is not rescinded after the Company receives written notice from the Executive providing a reasonable description of such inconsistency);

          (iii) after a Change in Control (as hereinafter defined in Section 7(e), the Company's requiring the Executive to be based at any place outside a 30-mile radius from the principal location from which the Executive served as an employee of the Company immediately prior to the Change in Control and except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior to the Change in Control;

          (iv) after a Change in Control, the failure by the Company to provide the Executive with compensation and benefits substantially comparable, in the aggregate, to those provided for under the employee benefit plans, programs and practices in effect immediately prior to the Change in Control (other than stock option and other equity based compensation plans);

          (v) after a Change in Control, the insolvency or the filing (by any party including the Company) of a petition for bankruptcy of the Company;

          (vi) any material breach by the Company of any provision of this Agreement (which breach, if susceptible to cure, has not been cured within thirty (30) days by the Company after reasonable notice in writing from the Executive providing a reasonable description of the breach);

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


          (vii) after a Change in Control, the failure of the Company to obtain an agreement, satisfactory to the Executive, from any successor or assign of the Company to assume and agree to perform this Agreement, as contemplated in Section 16 hereof; and

          (viii) the Executive determines within twelve (12) months of a Change in Control to terminate his employment with the Company.

          (2) Any event or condition  described in Section  7(d)(1)(ii),  (iii),
(iv) or (vi) above which occurs prior to a Change in Control but which was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to a Change in Control.

          (3) The Executive's right to terminate his employment pursuant to this
Section 7(d) shall not be affected by his incapacity due to physical or mental illness.

          (e) For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

                    (1) The "acquisition" by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any securities of the Company which generally entitles the holder thereof the vote for the election of directors of the Company (the "Voting Securities") which, when added to the Voting Securities then Beneficially Owned by such Person, would result in such Person Beneficially Owning forty percent (40%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that for purposes of this paragraph (1), a Person shall not be deemed to have made an acquisition of Voting Securities if such
          Person: (i) acquires Voting Securities as a result of a stock split, stock dividend or other corporate restructuring in which all stockholders of the class of such Voting Securities are treated on a pro rata basis; (ii) becomes the Beneficial Owner of more than the permitted percentage of Voting Securities solely as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Person; (iii) is the Company or any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Controlled Entity") or (iv) acquires Voting Securities in connection with a "Non-Control Transaction" (as defined in paragraph (3) below);

                    (2) The individuals who, as of the date of this Agreement were members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a

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



          majority of the Board; provided, however, that if either the election of any new director or the nomination for election of any new director by the Company's stockholders was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

                    (3) The consummation or effectiveness of:

                    (i) A merger, consolidation or reorganization involving the Company (a "Business Combination"), unless

                    (A) the stockholders of the Company, immediately before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least fifty-one percent (51 %) of the combined voting power of the outstanding voting securities of the corporation resulting from the Business Combination (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before the Business Combination,

                    (B) all or a portion of the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the Business Combination constitute at least a majority of the members of the Board of Directors of the Surviving Corporation, and

                    (C) no Person (other than the Company or any Controlled Entity), a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Controlled Entity, or any Person who, immediately prior to the Business Combination, had Beneficial Ownership of forty percent (40%) or more of the then outstanding Voting Securities) has Beneficial Ownership of forty percent (400%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities (a transaction described in this subparagraph (i) shall be referred to as a "Non-Control Transaction");

                    (ii) A complete  liquidation  or dissolution of the Company;
          or

                    (iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Controlled Entity); or


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



                    (4) A Person acquires 10% or more of the combined voting power of the Company's then outstanding Voting Securities from any of the Company's stockholders who, as of the date of this Agreement, owns in excess of 10% of such voting power and who has representation on the Board unless such Person becomes party to a stockholders agreement imposing restrictions on its ability to exercise control substantially similar to that agreed to by such current 10% stockholders.

          Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because forty percent (40%) or more of the then outstanding Voting Securities is Beneficially Owned by (A) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Controlled Entity or (B) any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

          (f) Notice of Termination. Any purported termination of the Executive's employment hereunder by the Company or by the Executive for Good Reason shall be communicated by written Notice of Termination to the other. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Agreement relied upon as a basis for termination. For purposes of this Agreement, no such purported termination of employment shall be effective without such Notice of Termination.

          (g) Termination Date. "Termination Date" shall mean in the case of the Executive's death, his date of death, or in all other cases, the date specified in the Notice of Termination; provided, however, that if the Executive terminates his employment for Good Reason, the date specified in the Notice of Termination shall not be more than 30 days from the date the Notice of Termination is given to the Company and if the Company terminates the Executive's employment other than for Cause, the date specified in the Notice of Termination shall be no less than 30 days from the date the Notice of Termination is given to the Executive.

     8.  Compensation  Upon  Termination.  Upon  termination of the  Executive's
         -------------------------------
employment during the Employment Term, the Executive shall be entitled to the following benefits:

          (a) If the Executive's employment is terminated by the Company for Cause or Disability or by the Executive (other than for Good Reason), or by reason of the Executive's death, the Company shall pay to the Executive (or to the Executive's legal representatives) all amounts earned or accrued hereunder through the Termination Date but not paid as of the Termination Date, including
(i) Base Salary, (ii) reimbursement (in accordance with Company policy) for any and all monies advanced or expenses incurred in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive on behalf of the Company for the period ending on the Termination Date, (iii) accrued but unpaid vacation pay,

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

(iv) any previously awarded and vested, but unpaid, bonus or incentive compensation and (v) any previous compensation which the Executive has previously deferred (including any interest earned or credited thereon)(collectively, "Accrued Compensation. Executive's entitlement to any other benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs and practices then in effect and all unvested stock options and unvested shares of restricted stock shall be forfeited.

          (b) Subject to the last sentence of Section 8(c), if the Executive's employment is terminated (i) by the Company prior to a Change in Control for any reason other than for Cause, death or Disability, (ii) by the Executive prior to December 2, 1997 for Good Reason pursuant to Section 7(d)(1)(i), or (iii) by the Executive for Good Reason pursuant to Section 7(d)(1)(ii) or (vi), the Company shall pay to the Executive all Accrued Compensation plus any bonus or portion thereof which would be payable if the Executive's employment had continued because the performance targets relating thereto had been achieved as of the Termination Date ("Earned Bonus") and, to the extent not covered by the foregoing, Accrued Bonus (as hereinafter defined). The term "Accrued Bonus" shall mean the amount of the bonus which would have been payable to the Executive pursuant to Section 3(b) or (c) hereof in respect of the year of the Employment Term in which the Termination Date occurs and calculated as if the Executive were employed by the Company as of the end of such year (but, to the extent the bonus is contingent on the achievement of performance targets, based on whether such targets were actually achieved) multiplied by a fraction, the numerator of which shall be the number of days in such year which have elapsed prior to the Termination Date and the denominator of which shall be the number of days in such year. In addition, subject to Executive's compliance with the provisions of Sections 9, 10, and 11, the Executive shall receive (i) within ten days a lump sum equal to the greater of the aggregate amount of the Base Salary for the duration of the Employment Term which would have been payable absent such termination of employment (discounted using the prime rate then in effect) and an aggregate of $420,000 and (ii) until the end of the Employment Term, the life insurance, medical, dental and hospitalization benefits which the Executive would have been entitled to receive ff he had continued his employment with the Company until the last day of the Employment Term, on the terms and conditions applicable to other executive officers of the Company as in effect from time to time during such period; provided, however, that in the event of a termination of the Executive's employment pursuant to Section 8(b)(ii) hereof, the amounts payable to the Executive shall be calculated pursuant to the Prior Employment Agreement. Executive's entitlement to any other benefits shall be determined in accordance with the Company's employee benefit plans and other programs and practices then in effect and all unvested shares of restricted stock shall be forfeited upon such termination of employment and unvested stock options shall vest or be forfeited as set forth in the following sentence. If a termination of the Executive's employment hereunder which is governed by this Section 8(b) occurs on or prior to the second anniversary of the date hereof, then, to the extent not previously vested, all stock options which would have vested by such second anniversary shall vest and become exercisable and the termination of the Executive's employment shall not affect his right to exercise such options for a period of at least 90 days after such termination and, if such a termination of the Executive's employment occurs after the second anniversary of the date hereof, the number of unvested stock options equal to the number of options which would have vested on the anniversary of the date hereof following the Termination date multiplied by a fraction, the numerator of which shall be the number of days in the year beginning on the anniversary of the date hereof immediately preceding the Termination Date which have elapsed prior to the Termination Date and the denominator shall be the number of days in such year which ends on the anniversary of the date hereof, shall vest and become exercisable (and the termination of the Executive's employment shall not affect his right to exercise such options for a period of at least 90 days after such termination) and all other unvested stock options granted pursuant to the Agreement shall be forfeited upon such termination of employment.

          (c) If the Executive's employment by the Company is terminated by the Company following a Change in Control other than for Cause, death or Disability, or by the Executive for Good Reason (other than as defined in Section 7(d)(1)(ii) or (vi)), then the Executive shall be entitled to the benefits provided below.

                    (i)  the  Company   shall  pay  the  Executive  all  Accrued
          Compensation;

                    (ii) the Company shall pay the Executive as severance pay and in lieu of any further salary for periods subsequent to the Termination Date a single lump-sum cash amount equal to two (x 2) times the sum of (A) the Executive's Base Salary at the greater of (x) the highest rate in effect at any time within the ninety (90) day period ending on the date the Notice of Termination is given and (y) the rate in effect immediately prior to the Change in Control and (B) the greater of the annual bonus paid to the Executive in the year preceding the termination of Employment or the sum of Earned Bonus and Accrued Bonus or $180,000; and

                    (iii) for twenty-four (24) months, the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries the life insurance, medical, dental and hospitalization benefits which were being provided to the Executive at the time the Notice of Termination is given (or the benefits provided to the Executive at the time of the Change in Control, if greater). The benefits provided in this Section 8(c)(iii) shall be no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage provided the Executive under the plans providing such benefits at the time the Notice of Termination is given (or at the time of the Change in Control ff more favorable to the Executive). The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverage of the combined benefit plans is no less favorable to the Executive, in terms of amount and deductibles and costs to him, than the coverage required to be provided hereunder.

If the Executive's employment by the Company is terminated by the Company other than for Cause, death or Disability or by the Executive for Good Reason at any time after a transaction or other actions have been proposed to or by the Company or to its stockholders, which if consummated or completed would constitute a Change in Control, and such transaction or other action ultimately is consummated or completed, then (whether or not the Executive was employed following a Change in Control), the Executive's employment shall be deemed to have been terminated following a Change in Control and the Executive shall be entitled to the benefits set forth in this Section 8(c) and the shares of restricted stock and stock options granted pursuant to the Prior Employment Agreement or this Agreement and outstanding prior to such termination of the Executive's employment shall be deemed to have been held by the Executive and outstanding immediately following the Change in Control, notwithstanding any other provision of this Agreement to the contrary.

          (d) The amounts (other than any life insurance and medical, dental and hospitalization coverage) provided for in this Section 8 shall be paid within five (5) business days after the Executive's Termination Date. The continuation of any life insurance, medical, dental or hospitalization benefits pursuant to
Section 8(b) or 8(c) shall be in satisfaction of the Company's obligations under
Section 4980B of the Internal Revenue Code of 1986, or any similar state law requiring continuation of such insurance or benefits, with respect to the period of time during which such insurance or benefits are continued hereunder.

          (e) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment.

          (f) The amounts payable by the Company pursuant to this Section 8 shall be in full satisfaction of any claims the Executive might assert in connection with severance and claims of wrongful termination and fraudulent inducement or similar claims based on this Agreement or relating to an employer/employee relationship.

          (g) The Company shall use its best efforts to ensure that shares of the Company's common stock obtained by the Executive from the Company by reason of the exercise of stock options or the award of shares of restricted stock in accordance with this agreement shall be covered by an effective registration statement on Form S-8 (or similar or successor form) with the intention that the Executive may sell such shares in compliance with the Securities Act of 1933 (whether or not he is employed by the Company at the time of the sale). The Executive acknowledges that any sale of such Shares may be subject to other restrictions under the federal securities laws including those relating to the possession of non-public information (which the Executive may not have the right to disclose under this Agreement).

     9.  Non-Disclosure   Covenant.   Executive  acknowledges  that  during  the
         -------------------------
Employment Relationship (as defined below), he has had and will have access to information treated as confidential or proprietary by the Company, including plans for future developments and information about costs, customers, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes, know-how, research and development, strategic planning and other business affairs and methods and other information not available to the public or in the public domain (the "Confidential Information"). Confidential Information shall not include any information known generally to the public or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that of the Company. In recognition of the foregoing, during and at all times following the Executive's Employment Relationship, the Executive shall hold in confidence and not use, copy or create, or directly or indirectly disclose, any descriptions, analyses, lists or records (of any kind) of any Confidential Information or proprietary data of the Company, except to the extent authorized in writing by the Board or required by law or any court or administrative agency, other than such use, copying, creation or disclosure to an employee of the Company or other person, in each case, which is reasonably necessary or appropriate in connection with the performance by the Executive of duties germane to the Executive's position with the Company. The term "Employment Relationship" shall mean the period, prior to the Termination Date, during which the Executive received compensation from the Company for services rendered to the Company either as an employee or as a consultant, including periods prior to the date of this Agreement (whether pursuant to the Prior Employment Agreement or otherwise) and during the Employment Term. This Section 9 shall survive the termination of this Agreement and the termination of the Executive's employment hereunder.

     10. Covenant Not to Compete: Non-interference.
         -----------------------------------------

          (a) Competition. The Executive agrees that during the Employment Term and for a period of the greater of eighteen months after the Termination Date or the period after the Termination Date during which (or in respect of which) the Executive continues to receive payments or employee benefits from the Company pursuant to Section 8 (such greater period of time is hereinafter referred to as the "Restricted Period"), without the prior written approval of the Board, he will not participate in the management of, be employed by or own any equity interest in any business in competition with any of the principal businesses of the Company (including any business segment which is "significant" within the meaning of Regulation S-X) in a geographical area in which the Company engages in or solicits business or as of the Termination Date is actually planning to engage in or solicit business; provided, however, that nothing in this Section 10(a) shall prohibit the Executive from owning stock of a competitor amounting to less that five percent (5%) of the outstanding capital stock of such competitor where the Executive does not otherwise participate in the management, control or operation of such competitor's business which competes with the Company. The invalidity of any part of this provision shall not render invalid the remainder of the provision and if any portion of this provision is so broad as to be unenforceable it shall be interpreted to be only so broad as is enforceable.

          (b) lnterference. The Executive hereby agrees that during the Employment Term and, following the Termination Date, for the Restricted Period, he will not interfere with the Company's relationship with, or endeavor to employ or entice away from the Company, any person, firm, corporation, governmental entity or other business organization who or which was an employee, customer or supplier of, or maintained a business relationship with, the Company at any time (whether before or after the Termination Date), or which the Company has solicited or prepared to solicit (by preparation or submission of a bid or otherwise) within one (1) year prior to the Termination Date. The Executive agrees to promptly notify the Company if any such party contacts the Executive regarding any proposal or solicitation (whether orally or in writing) which, if accepted, might result in a violation of this Section 10(b).

     11. Ownership of Trade Secrets, Etc.
         -------------------------------

          (a) All written materials, documents and records (of any kind) created by the Executive or coming into his possession during the Employment Relationship concerning the business affairs of the Company shall be and become the sole property of the Company, and, upon the Termination Date or upon the request of the Company during the Employment Term, the Executive shall promptly deliver the same to the Company.

                  (b) The Executive agrees that any trade secret, invention, improvement, patent, patent application or writing, and any program, method, process, system or novel technique (whether or not capable of being trademarked, copyrighted or patented), conceived, devised, developed, or otherwise obtained by him during the Employment Relationship relating to the business of the Company, shall be and become the sole property of the Company and the Executive agrees to give the Company prompt written notice of his conception, invention, authorship, development or acquisition of any such trade secret, invention, improvement, patent application, writing, program, method, process, system or novel technique and to execute such instruments of transfer, assignment, conveyance or confirmation and such other documents, and to do all appropriate lawful acts, as may be requested by the Company to transfer, assign, confirm, and perfect in the Company all legally protectable rights in any such trade secret, invention, improvement, patent, patent application, writing, program, method, process, system or novel technique.

     12. Understanding and Remedies.  For purposes of Sections 9, 10, 11 and 12,
         --------------------------
the term "Company" shall include Video Lottery Technologies, Inc. ("VLT") as well as current and future majority-owned subsidiaries of VLT and all current and future joint ventures in which VLT is involved. It is understood by the Executive and the Company that the covenants contained in this Section 12 and in Sections 9, 10, and 11 are essential elements of this Agreement and that, but for the agreement of the Executive to comply with such covenants, the Company would not have agreed to enter into this Agreement. The Executive and the Company have independently consulted with their respective counsel and have been advised concerning the reasonableness and propriety of such covenants with specific regard to the nature of the business conducted by the Company. The Executive hereby agrees that all covenants contained in this Section 12 and Sections 9, 10, and 11 of this Agreement are reasonable and valid. The

Executive acknowledges that the Company may have no adequate remedy at law if the Executive violates any of the terms hereof. In such event, the Company shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction injunctive relief to restrain any breach or threatened breach hereof or otherwise to specifically enforce any of the provisions hereof and the Executive hereby waives any and all rights to assert any claim or defense that the Company has an adequate remedy at law for any breach. In addition, the Executive waives all rights to a jury trial in any other action to adjudicate the rights of the Company and the Executive hereunder. The provisions of Sections 9, 10, 11, and 12 of this Agreement shall survive the termination of this Agreement and the termination of the Executive's employment hereunder.

     13.  Consideration  for Chief  Executive  Officer.  The  Company  agrees to
          --------------------------------------------
consider the Executive for promotion to the position of Chief Executive Officer within six months of the date hereof.

     14.  Relocation and Other  Expenses.  Notwithstanding  the last sentence of
          ------------------------------
Section 2 hereof, the Executive agrees to relocate the Company's headquarters to Bozeman, Montana and/or Las Vegas, Nevada as the Executive and the Board shall mutually determine, and to establish personal residence in such city or cities. The Company shall reimburse the Executive for all actual costs incurred by the Executive in connection with the establishment of his personal residence in such city, including, without limitation, the costs of selling the Executive's home in Atlanta, Georgia (including real estate commissions and legal fees), moving expenses, the costs of storing the Executive's furnishings, the costs of temporary housing (not to exceed six (6) months) in either Bozeman, Montana or Las Vegas, Nevada, as the case may be, and the costs of relocation visits (collectively, "Relocation Expense"), which amount shall be net of any federal and state income taxes payable by the Executive in connection with the Relocation Expense reimbursement. In addition, the Company shall compensate the Executive for the actual costs of furnishing his home(s) in Bozeman, Montana and/or Las Vegas, Nevada (the "Furnishing Allowance"), up to $24,000, which amount shall be net of any federal and state income taxes payable by the Executive in connection with the Furnishing Allowance, and for membership fees and annual dues for the Executive's membership in a golf club in either Bozeman, Montana or Las Vegas, Nevada as agreed upon by the Chairman of the Board or his designee. Notwithstanding anything in this Section 14 to the contrary, in lieu of any reimbursement for the costs of hotel accommodations, automobile rental and meals in Bozeman, Montana and Las Vegas, Nevada, the Executive shall receive a reimbursement allowance of $2,500 per month for a period of six (6) months from the date of relocation of the Company's headquarters to Bozeman, Montana or Las Vegas, Nevada; provided, however, that the Board may, in its discretion, determine to extend such six-month period.

     15. Withholding. Anything to the contrary herein notwithstanding, all payments required to be made by the Company hereunder to the Executive, or his estate or beneficiaries, shall be subject to the withholding of such amounts as the Company may reasonable determine it should withhold pursuant to any applicable tax law or regulation.

     16. Successors and Assigns.
         ----------------------

          (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term "the Company" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by merger, court order, operation or law or otherwise.

          (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representative.

     17.  Notice.  For the  purposes  of this  Agreement,  notices and all other
          ------
communications   provided  for  in  this  Agreement  (including  the  Notice  of
Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

     18.  Non-exclusivity  of Rights.  Nothing in this Agreement  shall limit or
          --------------------------
reduce such rights as the Executive may have under any other agreements with the Company or any of its subsidiaries concerning subject matter other than that which is addressed herein; provided, however, that the payments and benefits provided under Section 8 shall be in lieu of any other termination benefits (including severance, notice, and pay and salary continuation) to which the Executive may otherwise be entitled under any other agreement, plan, policy or practice of the Company or under applicable law and the Executive hereby waives any and all rights to such other termination benefits. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company of any of its subsidiaries shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

         19. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

     20.  Governing Law. This Agreement  shall be governed by, and construed and
          -------------
enforced in accordance with, the laws of the State of Georgia without giving effect to the conflict of law principles thereof.

     21.  Severability.  The  provisions  of  this  Agreement  shall  be  deemed
          ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     22. Entire Agreement.  Except to the extent expressly provided herein, this
         ----------------
Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof, including, without limitation, the Prior Employment Agreement.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

                                   VIDEO LOTTERY TECHNOLOGIES, INC.


                                   BY:       /S/
                                       ----------------------------------------
                                        RICHARD R. BURT
                                        Chairman of the Board

                                   BY:      /S/
                                        ---------------------------------------
                                        RICHARD M. HADDRILL